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                                                                    EXHIBIT 23.2


                        INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Registration Statement of SR Telecom Inc. on Form F-4 of our reports dated February 7, 2003 (except as to Notes 26 a), 26 b) and
26c), which are as of March 27, 2003, May 1, 2003 and July 18, 2003, respectively) and July 18, 2003 with respect to the consolidated financial statements of SR Telecom Inc. appearing in the joint proxy statement/ prospectus, which is part of this Registration Statement.

We also consent to the reference to us under the headings "Experts" in the Registration Statement

/s/  DELOITTE & TOUCHE LLP
Montreal, Canada
August 1, 2003